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                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect between Delaware VIP Trust(R) (the "Trust"), Delaware Management Company, a series of Delaware Management Business Trust (the "Adviser"), Delaware Distributors, L.P. (the "Distributor") and Metropolitan Life Insurance Company and MetLife Insurance Company of Connecticut (collectively, the "Company"), respectively, is effective this 19th day of July, 2010. All capitalized terms used herein and not otherwise defmed shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, the Trust and the Company agree to distribute the prospectuses of the Series of the Trust pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. F or purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Trust shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Trust provide the Company with Statutory Prospectuses.

     3. The Trust and the Distributor each represent and warrant that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its Series. The Trust further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Trust and the Distributor each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses,hat such web page will contain the current Trust documents required to be posted in compliance with Rule 498. The Trust shall immediately notify the Company of any unexpected interruptions in the availability of this web page.

     5. The Trust and the Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Trust documents made directly to the Trust, the Distributor or one of their affiliates. The Trust and the Distributor

Delaware 835189-4

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          further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Trust documents.

     6. The Company represents and warrants that it will respond to requests for additional Trust documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At the Company's request, the Trust and the Distributor will provide the Company with URLs to the Trust's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Trust and the Distributor will be responsible for ensuring the integrity of the URLs and for maintaining the Trust's current documents on the site to which such URLs originally navigate.

     9. To the extent that the URL and Trust documents referenced in Section 4 are within their control, the Trust and the Distributor agree to use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to electronic viruses in regards to the foregoing URL and Trust documents.

     10. lfthe Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust and the Distributor will provide the Company with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

Delaware 835189-4

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of July 19,2010.


DELAWARE VIP TRUST


By: /s/ David P. O'Connor
    ------------------------------------
    David P. O'Connor
Its: Senior Vice President


DELAWARE MANAGEMENT COMPANY, a
series of Delaware Management
Business Trust


By: /s/ David P. O'Connor
    ------------------------------------
    David P. O'Connor
Its: Senior Vice President


DELAWARE DISTRIBUTORS, L.P.


By: /s/ Theodore K. Smith
    ------------------------------------
    Theodore K. Smith
Its: Executive Vice President


METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ Paul L. LeClair
    ------------------------------------
    Paul L. LeClair
Its: Vice President and Actuary


METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Paul L. LeClair
    ------------------------------------
    Paul L. LeClair
Its: Vice President and Actuary

Delaware 835189-4